FLIGHT SAFETY TECHNOLOGIES, INC.
STOCK INCENTIVE PLAN

1.     Purpose. The purpose of the Flight Safety Technologies, Inc. Stock Incentive Plan (the "Plan") is to provide (i) key employees of Flight Safety Technologies, Inc. (the "Company") and its subsidiaries, (ii) certain independent consultants and advisors who perform services for the Company or its subsidiaries, and (iii) members of the Board of Directors of the Company (the "Board"), with the opportunity to acquire shares of the Common Stock of the Company ("Common Stock") or receive monetary payments based on the value of such shares. The Company believes that the Plan will enhance the incentive for Participants (as defined in Section 3) to contribute to the growth of the Company, thereby benefiting the Company and the Company's shareholders, and will align the economic interests of the Participants with those of the shareholders.

2.     Administration.

     (a)     Committee. The Plan shall be administered and interpreted by a compensation committee (the "Committee"). Prior to the issuance of any class of equity securities of the Company that are required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall be the Board. After the Company has a class of equity securities that are required to be registered under Section 12 of the Exchange Act, the Committee may consist of two or more members of the Board who are "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and "non-employee directors" as defined under Rule 16b-3 under the Exchange Act.

     (b)     Authority of Committee. The Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and other individuals to receive Awards (as defined in Section 4) under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected, including, without limitation, the price of options and/or shares to be purchased thereunder, (iii) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting,(iv) determine other terms and conditions of the Award including, but not limited to, rights of the Company to reacquire options or stock purchased thereunder for or without consideration, rights of first refusal, "drag along rights" and any other provisions that it deems to be in the best interests of the Company and its shareholders, and (v) deal with any other matter arising under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals.

     (c)     Responsibility of Committee. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company. The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

     (d)     Delegation of Authority. The Committee may delegate to the Chief Executive Officer of the Company the authority to (i) make grants under the Plan to employees of the Company and its subsidiaries who are not officers or directors of the Company, and (ii) execute and deliver documents or take any other ministerial actions on behalf of the Committee with respect to Awards. The grant of authority under this Subsection 2(d) shall be subject to such conditions and limitations as may be determined by the Committee. If the Chief Executive Officer makes grants pursuant to the delegated authority under this Subsection 2(d), references in the Plan to the "Committee" as they relate to making such grants shall be deemed to refer to the Chief Executive Officer.

3.     Participants. All employees, officers and directors of the Company and its subsidiaries (including members of the Board who are not employees), as well as independent consultants to the Company or its subsidiaries, are eligible to participate in the Plan. Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the employees, officers, directors and independent consultants who may participate in the Plan ("Participants"). Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

4.     Types of Awards. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, and (d) Performance Awards (each as described below, and collectively, "Awards"). Each Award shall be evidenced by a written agreement between the Company and the Participant (an "Agreement"), which need not be identical between Participants or among Awards, in such form as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any Agreement, the provisions of the Plan shall prevail.

5.     Common Stock Available under the Plan. The aggregate number of shares of Common Stock that may be subject to Awards shall be one million (1,000,000) shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 10 hereof. Any share of Common Stock subject to an Award that for any reason is cancelled or terminated without having been exercised or vested shall again be available for Awards under the Plan; provided, however, that any such availability shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards and shall not apply for purposes of determining the maximum number of shares subject to Awards that any individual Participant may receive.

6.     Stock Options. Stock Options will enable a Participant to purchase shares of Common Stock upon set terms and at a fixed purchase price. Stock Options may be treated as (i) "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options"), or (ii) Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). Each Stock Option shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the following limitations:

     (a)     Exercise Price. The exercise price per share (the "Exercise Price") of Common Stock subject to a Stock Option shall be determined by the Committee and may be less than or greater than the Fair Market Value (as defined in Section 14) of a share of Common Stock on the date the Stock Option is granted.

     (b)     Payment of Exercise Price. The Exercise Price shall be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock that have been owned by the Participant for at least six months, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may in its discretion also prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, by Participants surrender of Participant's right to exercise the Stock Option, in whole or in part, in which case said payment shall be calculated based on the Fair Market Value of such shares subjected to such surrender less any Exercise Price that would have been paid to purchase such shares.

     (c)     Exercise Period. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the related Agreement.

     (d)     Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants pursuant to the conditions of Sections 421 and 422 of the Code including, but not limited to, (i) individuals at the time of the grant must be employees of the Company or a parent or subsidiary of the Company; (ii) the Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the date of the grant; (iii) the aggregate Fair Market Value of the Common Stock (determined as of the date of the grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000; (for purposes of the preceding clause (iv), Incentive Stock Options will be taken into account in the order in which they are granted) and (v) Incentive Stock Options may not be granted to a Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five (5) years from its date of grant.

     (e)     Termination of Employment, Disability or Death.

          (1)     Except as otherwise provided in an Agreement, in the event that a Participant ceases to be employed by, or provide service to, the Company for Good Reason (all as defined in paragraph (5) below), any Stock Option which is otherwise exercisable by the Participant shall continue to be exercisable in accordance with this plan and the Agreement, but in any event no later than the date of expiration of the Stock Option.

          (2)     In the event the Participant ceases to be employed by, or provide service to, the Company on account of either (i) a termination for Cause by the Company or (ii) a termination by the Participant without Good Reason, any Stock Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Company, or after the Participant's termination of employment or service, any Stock Option held by the Participant shall immediately terminate. In the event the Committee determines that the Participant has engaged in conduct that constitutes Cause, in addition to the immediate termination of all Stock Options, the Participant shall automatically forfeit all shares underlying any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates, upon prompt refund by the Company of the Exercise Price paid by the Participant for such shares (subject to any right of setoff by the Company).

          (3)     In the event the Participant ceases to be employed by or provide service to the Company because the Participant is Disabled, any Stock Option which is otherwise exercisable by the Participant shall immediately and fully vest and thereupon may be exchanged to the extent set forth in the Plan and the Agreement, but in any event no later than the date of expiration of the Stock Option.

          (4)     If the Participant dies while employed by, or providing service to, the Company, any Stock Option which is otherwise exercisable by the Participant shall immediately and fully vest and thereupon may be exercised by his lawful administrator executor, heirs, or beneficiaries to the same extent as the Participant could have exercised it or until an earlier date set forth in an Agreement, but in any event no later than the date of expiration of the Stock Option.

          (5)     For purposes of this Section 6(e):

               (A)     The term "Company" shall mean the Company and its subsidiary corporations.

               (B)     "Disability" or "Disabled" shall mean a Participant's becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Code as evidenced by a written opinion of a competent physician provided to the Company prior to ninety (90) days after the termination of employment.

               (C)     "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant has breached any provision of his or her terms of employment or service contract with the Company, including without limitation covenants against competition, or has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

               (D)     "Good Reasons" shall mean a termination or completion of an employment or engagement with the Company which occurs in accordance with the terms and conditions of such employment or engagement including, but not limited to, the expiration of a director's term on the Board of Directors of the Company or a substantial diminution in the nature and status of the Participant's duties, responsibilities and reporting relationships with respect to the Company, as determined by the Committee.

     (f)     Payment Upon Surrender of Stock Option. The Committee may, in its discretion upon such terms and conditions as and if it deems appropriate, accept the surrender by Participant of Participant's right to exercise a Stock Option, in whole or in part, and authorize a payment in consideration therefor of an amount equal to the difference obtained by subtracting the Exercise Price of the shares which are the subject of such surrendered Stock Option from the Fair Market Value of the shares which are the subject of such surrendered Stock Option on the date of such surrender (such amount not to be less than zero), such payment to be in Common Stock.

     (g)     Other Conditions. The Committee may attach such other terms and conditions to the grant, vesting, exercise, and sale of Stock Options and Shares purchased thereunder as it in its sole discretion, may decide, including without condition, terms and conditions applicable to Stock Awards.

7.     Stock Appreciation Rights. Stock Appreciation Rights shall provide a Participant with the right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of such shares on the date of grant, or other specified valuation (which shall be no less than the Fair Market Value of such shares on the date of grant). Each Stock Appreciation Right shall expire no more than ten years from its date of grant, and shall be subject to such other terms and conditions as the Committee shall deem appropriate, including, without limitation, provisions for the forfeiture of the Stock Appreciation Right for some or no consideration upon termination of employment.

8.     Stock Awards. Stock Awards shall consist of Common Stock issued or transferred to Participants with or without other payments therefor as additional compensation for services to the Company. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, voting restrictions or proxies restrictions on the sale or other disposition of such shares, individual or Company performance objectives, vesting or forfeiture provisions, and the right of the Company to reacquire such shares for some or no consideration upon termination of the Participant's employment within specified periods or prior to becoming vested. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by a Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the Participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9.     Performance Awards. Performance Awards shall provide a Participant with the right to receive a specified number of shares of Common Stock or cash at the end of a specified period. The Committee shall have complete discretion in determining the number, amount and timing of Performance Awards granted to each Participant. The Committee may condition the payment of Performance Awards upon the attainment of specific performance goals or such other terms and conditions as the Committee deems appropriate, including, without limitation, provisions for the forfeiture of such payment for some or no consideration upon termination of the Participant's employment prior to the end of a specified period and provisions pertaining to Stock Awards.

10.    Adjustments to Awards. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, or in the event of any distribution to stockholders of other than a normal cash dividend, the Committee may in its sole discretion or, if required by the terms of an Agreement, shall make an equitable adjustment to the terms of any outstanding Awards including the Exercise Price and the number of shares of Common Stock that are subject to Awards, and such adjustment shall be final, conclusive and binding for all purposes of the Plan.

11.    Change in Control.

     (a)     Effect. Upon the occurrence of a Change in Control (as defined below), each outstanding Award shall become exercisable in full (if applicable, and whether or not then exercisable) and any forfeiture and vesting restrictions thereon shall lapse. In its sole discretion, the Committee shall determine that, upon the occurrence of a Change in Control:

          (i)     each outstanding Stock Option and Stock Appreciation Right shall terminate within a specified number of days after notice to the Participant thereunder, and each such Participant shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion; or

          (ii)     the successor or acquiring corporation or Person shall expressly assume the due and punctual observance and performance of each and every covenant of this Agreement to be performed by the Company and all obligations and liabilities hereunder so that when and if the options granted hereunder are exercised the successor or acquiring Person shall issue and/or pay the Employee such cash and/or property as it paid to the holders of the Common Stock as a result of the Change of Control.

     (b)     Defined. For purposes of this Plan, a Change in Control shall be deemed to have occurred if:

          (1)     a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company;

          (2)     the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, any employee benefit plan of the Company or its subsidiaries, and their affiliates;

          (3)     the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company; or

          (4)     a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).

                  For purposes of this Section 11(b), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. Also for purposes of this Subsection 11(b), Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (1) the Company or any of its subsidiaries; (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

12.     Transferability of Awards. Except as provided below, a Participant's rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, for any Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order (as defined under Section 414(p) the Code), and each Award is only exercisable by the Participant during the Participant's lifetime. The Committee may provide, in an Agreement for a Nonqualified Stock Option, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

13.     Market Stand-Off.

     (a)     In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration (including the Company's initial public offering), a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Common Stock without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters.

     (b)     A Participant shall be subject to the Market Stand-Off provided and only if the officers and directors of the Company are also subject to similar restrictions.

     (c)     In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to Common Stock until the end of the applicable stand-off period.

14.     Fair Market Value. If Common Stock is publicly traded, then the "Fair Market Value" per share shall be determined as follows: (1) if the principal trading market for the Common Stock is a national securities exchange or the NASDAQ National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (2) if the Common Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Common Stock on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

15.     Withholding. All distributions made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company may require a Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock having a Fair Market Value that is not in excess of the amount of taxes that must be withheld.

16.     Shareholder Rights. A Participant shall not have any of the rights or privileges of a holder of Common Stock for any Common Stock that is subject to an Award, including any rights regarding voting or the payment of dividends (except as expressly provided under the terms of the Award), unless and until a certificate representing such Common Stock has been delivered to the Participant.

17.     Tenure. A Participant's right, if any, to continue to serve the Company or its subsidiaries as a director, officer, employee, consultant or advisor shall not be expanded or otherwise affected by his or her designation as a Participant.

18.     No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.     Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or other stock trading system upon which the Shares may then be listed.

         As a condition to the exercise of an Award, the Company may require the person exercising such Award to make such representations and warranties at the time of any such exercise as the Company may at that time determine, including without limitation, representations and warranties that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares in violation of applicable federal or state securities laws, and (ii) such person is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and the risks associated with purchasing the Shares.

20.     Right of Company to Terminate Employment or Consulting Services. This Plan shall not confer upon any holder of an Award or Shares issued or to be issued pursuant thereto any right with respect to continuation of employment by or the rendition of consulting services to the Company, any of its subsidiaries or its parent, nor shall it interfere in any way with his or her right or the Company's, any of its subsidiaries' or its parent's right to terminate his or her employment or services at any time, with or without cause, except as otherwise and only to the extent expressly set forth in an employment or consulting agreement with the Company.

21.     Non-Exclusivity of this Plan. The adoption of this Plan by the Board and Shareholders shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.     Duration, Amendment and Termination. No Award may be granted more than ten years after the Effective Date (as described in Section 21). The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the amendment would (i) increase the total number of shares which may be issued under the Plan or (ii) increase the maximum number of shares which may be issued to any individual Participant under the Plan. No amendment or suspension of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant's written consent.

23.     Governing Law. This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of Connecticut regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

24.     Effective Date. This Plan shall be effective as of January 1, 2001, the effective date as adopted by the Board and Shareholders of the Company.

FLIGHT SAFETY TECHNOLOGIES, INC.

By:	/s/ Samuel A. Kovnat

Samuel A. Kovnat Title: Chairman and Chief Executive Officer
	Address:	1 Spar Yard Street New London, CT 06320 Attn: Samuel A. Kovnat Chairman and Chief Executive Officer